EXHIBIT 10.11

                       AMENDED AND RESTATED LOAN AGREEMENT

                                      AMONG

                                 SYNTRON, INC.,
                                   as Borrower

                 WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION,
                              as Agent and a Bank,

                                       AND

              EACH OF THE BANKS FROM TIME TO TIME SIGNATORY HERETO


                                December 6, 1996

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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I - Definitions......................................................  1
        Section 1.1.   Definitions...........................................  1
        Section 1.2.   Other Definitional Provisions......................... 11

ARTICLE II - Advances........................................................ 12
        Section 2.1.   Commitment............................................ 12
        Section 2.2.   The Notes............................................. 12
        Section 2.3.   Repayment of Advances................................. 12
        Section 2.4.   Interest.............................................. 12
        Section 2.5.   Procedure for Advances Under the Revolving
                         Credit Commitment................................... 12
        Section 2.6.   Use of Proceeds....................................... 13
        Section 2.7.   Conversion and Continuation Options................... 13

ARTICLE III - Payments....................................................... 14
        Section 3.1.   Method of Payment..................................... 14
        Section 3.2.   Prepayment............................................ 14
        Section 3.3.   Pro Rata Treatment.................................... 14
        Section 3.4.   Non-Receipt of Funds by the Agent..................... 15
        Section 3.5.   Computation of Interest............................... 15
        Section 3.6.   Reserve and Capital Adequacy Provisions............... 15
        Section 3.7.   Limitation on Eurodollar Borrowings................... 16
        Section 3.8.   Determination of Interest Rates....................... 17
        Section 3.9.   Draws under Credits................................... 17
        Section 3.10.  Credit Fees........................................... 17
        Section 3.11.  No Prepayment During an Interest Period............... 17

ARTICLE IV - Guaranties...................................................... 17
        Section 4.1.   Guaranties............................................ 17

ARTICLE V - Conditions Precedent............................................. 18
        Section 5.1.   Initial Advance....................................... 18
        Section 5.2.   All Advances.......................................... 18

ARTICLE VI - Representations and Warranties.................................. 19
        Section 6.1.   Corporate Existence................................... 19
        Section 6.2.   Financial Statements.................................. 19
        Section 6.3.   Corporate Action; No Breach........................... 19
        Section 6.4.   Operation of Business................................. 19
        Section 6.5.   Litigation and Judgments.............................. 20

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

        Section 6.6.   Rights in Properties, Liens........................... 20
        Section 6.7.   Enforceability........................................ 20
        Section 6.8.   Approvals............................................. 20
        Section 6.9.   Taxes................................................. 20
        Section 6.10.  Use of Proceeds; Margin Securities.................... 20
        Section 6.11.  ERISA................................................. 20
        Section 6.12.  Disclosure............................................ 21
        Section 6.13.  Subsidiaries.......................................... 21
        Section 6.14.  Agreements............................................ 21
        Section 6.15.  Compliance with Laws.................................. 21
        Section 6.16.  Investment Company Act................................ 21
        Section 6.17.  Public Utility Holding Company Act.................... 21
        Section 6.18.  Environmental Matters................................. 22

ARTICLE VII - Positive Covenants............................................. 22
        Section 7.1.   Reporting Requirements................................ 22
        Section 7.2.   Maintenance of Existence.............................. 23
        Section 7.3.   Maintenance of Properties............................. 23
        Section 7.4.   Taxes and Claims...................................... 23
        Section 7.5.   Insurance............................................. 24
        Section 7.6.   Inspection Rights..................................... 24
        Section 7.7.   Keeping Books and Records............................. 24
        Section 7.8.   Compliance with Laws.................................. 24
        Section 7.9.   Compliance with Agreements............................ 24
        Section 7.10.  Further Assurances.................................... 24
        Section 7.11.  ERISA................................................. 24
        Section 7.12.  Change in Business.................................... 24

ARTICLE VIII - Negative Covenants............................................ 25
        Section 8.1.   Lease Rentals......................................... 25
        Section 8.2.   Debt.................................................. 25
        Section 8.3.   Liens................................................. 25
        Section 8.4.   Merger and Consolidation.............................. 26
        Section 8.5.   Sale of Assets........................................ 27
        Section 8.6.   Dealings with Affiliates.............................. 27
        Section 8.7.   Loans and Investments................................. 27
        Section 8.8.   Compliance with Environmental Laws.................... 27

ARTICLE IX - Financial Covenants............................................. 27

        Section 9.1.   Tangible Net Worth.................................... 27
        Section 9.2.   Working Capital....................................... 27
        Section 9.3.   Relationship of Funded Debt to Total Capitalization... 27
        Section 9.4.   Debt Service Ratio.................................... 28
        Section 9.5.   Capital Expenditures.  ............................... 28

ARTICLE X - Default.......................................................... 28
        Section 10.1.  Events of Default..................................... 28
        Section 10.2.  Remedies Upon Default................................. 29
        Section 10.3.  Performance by the Agent.............................. 30

ARTICLE XI - The Agent....................................................... 30
        Section 11.1.  Appointment, Powers and Immunities.................... 30
        Section 11.2.  Rights of the Agent as a Bank......................... 32
        Section 11.3.  Sharing of Payments, Etc.............................. 32
        Section 11.4.  Indemnification....................................... 32
        Section 11.5.  Independent Credit Decisions.......................... 33
        Section 11.6.  Several Commitments................................... 33
        Section 11.7.  Successor Agent....................................... 33

ARTICLE XII - Miscellaneous.................................................. 34
        Section 12.1.  Expenses of the Agent and the Banks................... 34
        Section 12.2.  Indemnification....................................... 34
        Section 12.3.  Limitation of Liability............................... 35
        Section 12.4.  No Waiver; Cumulative Remedies........................ 35
        Section 12.5.  Successors and Assigns................................ 35
        Section 12.6.  Survival.............................................. 38
        Section 12.7.  ENTIRE AGREEMENT; AMENDMENT........................... 38
        Section 12.8.  Maximum Interest Rate................................. 38
        Section 12.9.  Notices............................................... 39
        Section 12.10. APPLICABLE LAW; VENUE; SERVICE OF PROCESS............. 39
        Section 12.11. Counterparts.......................................... 39
        Section 12.12. Severability.......................................... 39
        Section 12.13. Headings.............................................. 40
        Section 12.14. Non-Application of Chapter 15 of Texas Credit Code.... 40
        Section 12.15. Special Covenant...................................... 40
        Section 12.16. Arbitration........................................... 40



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

EXHIBITS

A.      Form of Notes
B.      Form of Advance Request Form
C.      Form of Limited Guaranty by Tech-Sym Corporation
D.      Form of Guaranty by GeoScience Corporation
E.      Form of Assignment and Acceptance
F.      Real Property Description

                       AMENDED AND RESTATED LOAN AGREEMENT

      THIS AMENDED AND RESTATED LOAN AGREEMENT, dated as of December 6, 1996 (this "Agreement"), is among SYNTRON, INC., a Delaware corporation (the "Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks"), and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, a national banking association, as agent for itself and the other Banks (in such capacity, together with its successors in such capacity, the "Agent").

                                R E C I T A L S:

      This Agreement amends and restates in its entirety the Loan Agreement dated as of December 31, 1990, (as the same was, from time to time, amended) among the parties hereto.

      The Borrower has requested that the Banks make revolving credit loans to the Borrower with advances thereunder not to exceed an aggregate principal amount of $12,000,000 outstanding at any time. The Banks are willing to make such loans to the Borrower upon the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      Section.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

            "AAA" has the meaning assigned to it in Section 12.16(b) hereof.

            "ACCEPTABLE ENCUMBRANCE" means a pledge, Lien, security interest, mortgage, or other encumbrance of the Real Property which secures Acceptable Permanent Financing.

            "ACCEPTABLE PERMANENT FINANCING" means Debt of the Borrower, secured by the Real Property; provided that such Debt, when incurred, does not cause the violation of any covenant or agreement contained herein.

            "ADJUSTED EURODOLLAR RATE" means that rate of interest per annum which shall on any day be equal to the SUM of (i) the Eurodollar Base Rate PLUS (ii) 1.25%. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Base Rate.

            "ADVANCE" means an advance of funds by a Bank to the Borrower pursuant to Article II.

            "ADVANCE REQUEST FORM" means a certificate, in substantially the form of Exhibit "B" hereto, properly completed and signed by the Borrower requesting an Advance.

            "AFFILIATE" means any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "AGGREGATE LONG-TERM LEASE RENTALS" means the aggregate of the minimum annual rental payments (excluding income taxes, property taxes, insurance and other charges which the lessee is required to pay to, or on behalf of, the lessor pursuant to any lease) of the Borrower and its Subsidiaries under all leases of real and personal property having a remaining unexpired term as at the date of determination (including the original term and any renewals or extensions available at the lessee's sole option) in excess of three years.

            "APPLICABLE LENDING OFFICE" means for each Bank and each type of Advance, the Lending Office of such Bank (or of an Affiliate of such Bank) designated for such type of Advance below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent as the office by which its Advances of such type are to be made and maintained.

            "ASSIGNEE" has the meaning assigned to it in Section 12.5(b) hereof.

            "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Agent pursuant to Section 12.07 in substantially the form of Exhibit "E" hereto.

            "BUSINESS DAY" means (a) any day on which commercial banks are not authorized or required to close in Houston, Texas, and, (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Eurodollar Advances, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

            "CAPITAL EXPENDITURES" means expenditures which, in accordance with GAAP, would be required to be capitalized on a consolidated balance sheet of the Borrower and its Subsidiaries; provided, however, that the term Capital Expenditures does not include "systems" manufactured, fabricated or assembled by the Borrower for sale or lease or other equipment held by the Borrower for sale or lease.

            "CAPITALIZED LEASE" means any lease of property, real or personal, which in accordance with GAAP, would be required to be capitalized on a balance sheet of the lessee.

            "CAPITALIZED LEASE OBLIGATIONS" means payments pursuant to Capitalized Leases which, under GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet.

            "CASH FLOW" means, at any particular time, Net Income of the Borrower and its Subsidiaries plus Interest Expense, depreciation, amortization and other non-cash expenses deducted from the Borrower's and its Subsidiaries' revenues to determine Net Income plus those items listed in clauses (i), (ii) and (iii) of the definition of Net Income, all determined in accordance with GAAP.

            "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

            "COMMITMENT" means, as to each Bank, the obligation of such Bank to make Advances hereunder in the principal amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Commitment."

            "CREDIT" or "CREDITS" means an irrevocable standby letter or letters of credit issued by a Bank for the account of the Borrower (which term shall include, without limitation, the Existing Credits), and all extensions and amendments thereof.

            "CREDIT FEE" shall have the meaning ascribed to it in Section 3.10 hereof.

            "CURRENT ASSETS" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

            "CURRENT LIABILITIES" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

            "CURRENT MATURITIES OF LONG TERM DEBT" means, at any particular time, all principal due and payable during the next succeeding twelve month period on any of the Borrower's or its Subsidiaries' Debt for money borrowed, which has a maturity of greater than twelve months.

            "CURRENT RATIO" means, at any particular time, the ratio of Current Assets to Current Liabilities.

            "DEBT" means (i) all obligations and liabilities, which in accordance with GAAP would be included in determining total liabilities as shown on a balance sheet as of the date at which Debt is to be determined, (ii) all obligations and liabilities for borrowed money secured by any security interest of any kind existing on property owned subject to such security interest whether or not such obligations or liabilities shall have been assumed, (iii) all guaranties (whether by discount or otherwise), endorsements (other than for collection or deposit in the ordinary course of business), letters of credit and other contingent obligations and agreements to acquire or to supply or advance funds in respect of any obligation, liability or dividend of any other Person and (iv) any agreement to pay the purchase price of any product or service in which such agreement to pay is not dependent upon whether or not such product or service is furnished; provided, however, that Capitalized Lease Obligations shall not constitute Debt.

            "DEBT SERVICE COSTS" means, at any particular time, Current Maturities of Long Term Debt plus Interest Expense.

            "DEBT SERVICE RATIO" means, at the end of each calendar quarter, the ratio of (i) the sum of Cash Flow for each of the preceding four consecutive calendar quarters to (ii) Debt Service Costs.

            "DEFAULT" means any event which, with the giving of notice or lapse of time, could become an Event of Default.

            "DEFAULT RATE" means the Maximum Rate or, if no Maximum Rate exists, the sum of the Prime Rate in effect from day to day plus 5%.

            "DISPUTE" has the meaning assigned to it in Section 12.16(a) hereof.

            "DOLLARS" and "$" mean lawful money of the United States of America.

            "ENVIRONMENTAL LAWS" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 ET SEQ., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 ET SEQ., the Occupational Safety and Health Act, 29 U. S.
      C. ss. 651 ET SEQ., the Clean Air Act, 42 U. S. C. ss. 7401 ET SEQ. the Clean Water Act, 33 U.S.C. ss. 1251 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ., and all similar laws, regulations, and requirements of any governmental authority or agency having jurisdiction over the Borrower or any Subsidiary or any of their respective properties or assets, as such laws, regulations, and requirements may be amended or supplemented from time to time.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

            "ERISA AFFILIATE" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the

      Code) as the Borrower or is under common control (within the meaning of
      Section 414(c) of the Code) with the Borrower.

            "EURODOLLAR BASE RATE" means, with respect to each Interest Period during which the LIBO Rate is applicable, a rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the QUOTIENT of (a) the LIBO Rate with respect to such Interest Period, DIVIDED by (b) the remainder of 1.00 MINUS the applicable Statutory Reserve in effect on the first day of such Interest Period. The Eurodollar Base Rate shall be adjusted automatically on and as of the effective date of any change in the applicable Statutory Reserve.

            "EURODOLLAR BORROWING" means any Advance with respect to which the Borrower shall have selected an interest rate based on the Adjusted Eurodollar Rate in accordance with the provisions of this Agreement.

            "EVENT OF DEFAULT" has the meaning specified in Section 10.1.

            "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to Reference Bank on such day on such transactions as determined by the Agent.

            "FUNDED DEBT" means the Debt evidenced by the Note and all Debt owed or guaranteed which by its terms matures more than one year from the date such Funded Debt is being determined pursuant to applicable provisions of this Agreement or which may be renewed or extended at the option of the obligor for more than one year from such date whether or not theretofore renewed or extended.

            "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

            "GUARANTORS" means Tech-Sym Corporation, a Nevada corporation, whose address is 10500 Westoffice Drive, Suite 200, Houston, Texas 77042-5391, and GeoScience

      Corporation, a Nevada corporation, whose address is 10500 Westoffice Drive, Suite 210, Houston, Texas 77042-5326.

            "GUARANTIES" means the guaranties of Guarantors in favor of the Banks, in substantially the form of Exhibits "C" and "D" hereto, as the same may be amended, supplemented, or modified from time to time.

            "HAZARDOUS SUBSTANCE" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

            "INTEREST EXPENSE" means any expense of the Borrower or its Subsidiaries which would be considered interest expense in accordance with GAAP.

            "INTEREST PERIOD" means, (i) as to any portion of the Advance bearing interest at the Prime Rate, any period selected by the Borrower, and (ii) as to any portion of the Advance bearing interest at the Adjusted Eurodollar Rate, a period of one month, two months or three months, as the Borrower may elect in the manner set forth in Section 2.5 hereof, PROVIDED
      THAT:

(i) the initial Interest Period for any portion of the Advance shall commence on the date of each Advance and each Interest Period occurring thereafter for such Advance shall commence on the day on which the next preceding Interest Period for such Advance expires:

(ii) no Interest Period shall extend beyond the Revolving Credit Termination
Date;

(iii) if the Borrower has selected an Interest Period with respect to any portion of the Advance which extends beyond the Revolving Credit Termination Date, the Borrower shall be deemed to have selected an Interest Period which will expire on the Revolving Credit Termination Date;

(iv) in the absence of an election by the Borrower as provided above, the Borrower shall be deemed to have elected an Advance bearing interest at the Prime Rate with a 30 day Interest Period;

(v) if any Interest Period for an Advance would otherwise end on a day which is not a Business Day (as to a Floating Rate Borrowing) or a Business Day (as to a Eurodollar Borrowing), such Interest Period shall be extended to the next succeeding Business Day or Business Day, as applicable, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day or Business Day, as applicable; and

(vi) any Interest Period with respect to a Eurodollar Borrowing that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

            "LEVERAGE RATIO" means, at any particular time, the ratio of Liabilities to Tangible Net Worth.

            "LIABILITIES" means, at any particular time, all amounts which, in conformity with GAAP, would be included as liabilities on a consolidated balance sheet of the Borrower or its Subsidiaries.

            "LIBO RATE" means the rate of interest per annum equal to the arithmetic average (rounded upward to the nearest whole multiple of one-sixteenth of one percent) of the respective rates per annum at which deposits in Dollars are offered to the Agent in the interbank eurodollar market at its eurodollar lending office at approximately 11:00 a.m. Houston, Texas time two Business Days prior to the first day of an applicable Interest Period, in an amount approximately equal to the principal amount of the Advance of the Banks to which such Interest Period is to apply, and for a period of time comparable to such Interest Period.

            "LIEN" means any mortgage, pledge, security interest, encumbrance, possessory interest, lien or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing.

            "LOAN DOCUMENTS" means this Agreement, the Note, the Guaranty and all other promissory notes, security agreements, deeds of trust, assignments, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

            "MAXIMUM RATE" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including as to Article 5069-1.04, Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling" and calculated after taking into account any and all relevant fees, payments, and other charges in respect of the Loan Documents which are deemed to be interest under applicable law.

            "MOODY'S" means Moody's Investors Service, Inc.

            "MULTIEMPLOYER PLAN" means a multiemployer plan defined as such in
      Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

            "NET INCOME" means the net income and net losses of the Borrower and its Subsidiaries, determined in accordance with GAAP, but excluding therefrom the sum of:

                  (i) proceeds of life insurance policies;

                  (ii) gains arising from (a) the sale or disposition of any assets of the Borrower or its Subsidiaries which are not current assets, as determined in accordance with GAAP, (b) any write-up, subsequent to the date hereof, in the book value of any asset owned by the Borrower or its Subsidiaries and (c) the acquisition by the Borrower or its Subsidiaries of debt securities for a cost less than principal and accrued interest thereon;

                  (iii) the net income of any Person other than a Subsidiary in which the Borrower or a Subsidiary has any form of equity interest, except to the extent such Person's net income has been actually distributed and received by the Borrower or a Subsidiary in the form of cash or other property (the latter valued at the fair market value thereof at the time of distribution);

                  (iv) any portion of the net income of any Subsidiary accrued prior to the date it becomes a Subsidiary;

                  (v) extraordinary gains and losses (including, without
            limitation, capital gains or losses in aggregate amounts exceeding $100,000 in any one fiscal year) and extraordinary charges or credits;

                  (vi) any amounts paid or payable in any currency that, at the time of determination of Net Income, is not fully convertible into United States dollars;

                  (vii) net income of any successor to, or transferee
            corporation of, the Borrower or its Subsidiaries prior to consummation of the transaction that results in any related consolidation, merger or transfer of assets; and

                  (viii) any deferred credit (or amortization of a deferred
            credit) arising from the acquisition in any manner of any other Person.

            "NOTES" means the promissory notes executed by the Borrower and payable to the order of a Bank, in substantially the form of Exhibit "A" hereto, and all extensions, renewals, and modifications thereof and each document and instrument given in substitution therefor.

            "OBLIGATED PARTY" means Guarantors or any other Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

            "OBLIGATIONS" means all obligations, indebtedness, and liabilities of the Borrower to the Agent and the Banks, or any or some of them, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of the Borrower under this Agreement and the other Loan Documents, and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

            "PAYOR" has the meaning assigned to it in Section 3.4 hereof.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

            "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "PLAN" means any employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

            "PRIME RATE" means that variable rate of interest per annum established by Payee from time to time as its "prime rate." Such rate is set by Payee as a general reference rate of interest, taking into account such factors as Payee may deem appropriate, it being understood that many of Payee's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate charged to any customer and that Payee may make various commercial or other loans at rates of interest having no relationship to such rate.

            "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

            "REAL PROPERTY" means the real property and interests in real property identified on Exhibit "F" attached hereto and all improvements and fixtures thereon and all appurtenances thereto.

            "REGISTER" has the meaning assigned to it in Section 12.5(d) hereof.

            "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

            "REQUIRED BANKS" means both Banks if there are only two Banks and the Banks having at least 66-2/3% of the outstanding principal amount of all Advances if there are more than two Banks.

            "RESTRICTED INVESTMENTS" means all investments (including stock purchases, capital contributions and advances, loans, guarantees and other extensions of credit) of the Borrower or its Subsidiaries in any Persons, other than:

                  (a) Investments existing as of the date hereof, and disclosed to the Agent in writing prior to the date hereof;

                  (b) Investments in direct or indirect obligations of the
            United States of America maturing within three years of acquisition;

                  (c) Investments in commercial paper maturing within 270 days of acquisition and rated A-1 by S&P or Prime-1 by Moody's; and

                  (d) Investments in (i) certificates of deposit maturing within two years after their date of acquisition and issued by the Agent, a Bank or banks incorporated in the United States of America having capital, surplus and undivided profits of at least $100,000,000 or
            (ii) in Eurodollar certificates of deposit maturing within one year after their date of acquisition and issued by banks having capital, surplus and undivided profits of at least $1 billion.

            "REVOLVING CREDIT ADVANCE REQUEST" has the meaning assigned to it in
      Section 2.5 hereof.

            "REVOLVING CREDIT COMMITMENT" means the obligation of the Banks to make Advances hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding $12,000,000 as such amount may be reduced pursuant to Section 2.7.

            "REVOLVING CREDIT TERMINATION DATE" means 11:00 A.M. Houston, Texas time on April 30, 1997, or such earlier date on which the Revolving Credit Commitment terminates as provided in this Agreement.

            "SELECTED RATE" means the rate of interest (either a Prime Rate or an Adjusted Eurodollar Rate) which is applicable to the principal balance under the Notes, or portions thereof, designated in accordance with
      Section 2.5 hereof, subject to the limitations of Sections 3.5 and 3.6 hereof.

            "SHORT-TERM DEBT" means all Debt for borrowed money of the Borrower or its Subsidiaries maturing on demand or within one year from the date of determination.

            "S&P" means Standard & Poor's Corporation.

            "STATUTORY RESERVES" means the aggregate (without duplication) of the highest maximum reserve percentages (expressed as a decimal fraction) of the Agent (including, without limitation, any basic, marginal, special, emergency or supplemental reserves) established from time to time by the Board of Governors of the Federal Reserve System and any other banking authority to which the Agent and the Banks are subject, with respect to any Eurodollar Borrowing, for Eurocurrency Liabilities (as defined in Regulation D of said Board). Such reserve percentages shall include, without limitation, those imposed under Regulation D. Eurodollar Borrowings shall be deemed to constitute "Eurocurrency Liabilities," as provided for in Regulation D and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Agent or any Bank under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "SUBSIDIARY" means any Person of which or in which the Borrower and its other Subsidiaries own or control, directly or indirectly, 50 percent or more of (a) the combined voting power of all classes having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Persons, if it is a corporation,
      (b) the capital interest or profits interest of such Person, if it is a partnership, limited liability company, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated association or organization.

            "SYNTRON EUROPE" means Syntron Europe, Ltd., a corporation organized under the laws of Scotland, and its permitted successors and assigns.

            "TANGIBLE NET WORTH" means the sum of all capital stock, capital in excess of par value and retained earnings of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, less (i) the sum of all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with generally accepted accounting principles and (ii) write-ups of assets subsequent to the date hereof.

            "TOTAL CAPITALIZATION" means Tangible Net worth plus Funded Debt of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "WORKING CAPITAL" means, at any particular time, the amount by which Current Assets exceed Current Liabilities.

      Section 2 OTHER DEFINITIONAL PROVISIONS. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", 'herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the Uniform Commercial Code as adopted by the State of Texas, unless otherwise defined herein, shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas.

                                   ARTICLE II

                                    ADVANCES

      SECTION.1. COMMITMENT. Subject to the terms and conditions of this Agreement, each Bank agrees to make one or more Advances to the Borrower from time to time from the date hereof to and including the Revolving Credit Termination Date, provided that the aggregate amount of all Advances at any time outstanding shall not exceed the Revolving Credit Commitment plus the face amount of outstanding Credits. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, repay, and reborrow hereunder.

      SECTION.2. THE NOTES. The obligation of the Borrower to repay the Advances shall be evidenced by the Notes.

      SECTION.3. REPAYMENT OF ADVANCES. The Borrower shall repay the unpaid principal amount of all Advances on the Revolving Credit Termination Date.

      SECTION.4. INTEREST. Interest shall be subject to the provisions of the Note and the other provisions of this Article II.

      SECTION.5. PROCEDURE FOR ADVANCES UNDER THE REVOLVING CREDIT COMMITMENT. Prior to the Revolving Credit Termination Date, the Borrower shall give the Agent a written notice executed on behalf of the Borrower by any Authorized Financial Officer of the Borrower (the "REVOLVING CREDIT ADVANCE REQUEST") of any proposed Advance under the Revolving Credit Commitment which shall be irrevocable. Each Revolving Credit Advance Request shall be received not later than 2:00 p.m., Houston, Texas time by the Agent, as long as the Agent is the only Bank, and mutually by the Agent, the Borrower and the Banks if there is more than one Bank, (i) the same Business Day of any proposed Floating Rate Borrowing requested by the Borrower, and (ii) at least two Business Days prior to any proposed Eurodollar Borrowing requested by the Borrower. Each such Revolving Credit Advance Request shall specify: (i) the Selected Rate which the Borrower desires; (ii) the principal amount proposed to be covered by the Selected Rate; (iii) the borrowing date (which shall be a Business Day); and
(iv) a proposed Interest Period. The Agent shall notify each Bank of the contents of each such notice. Not later than 3:00 p.m., Houston, Texas time (or such other time as may be agreed upon between the Agent, the Borrower and the Banks if there is more than one Bank) on the date specified for the Advance hereunder, each Bank will make available to the Agent at the Principal Office in immediately available funds, for the account of the Borrower, its pro rata share of the Revolving Credit Advance. After the Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Agent will make the Revolving Credit Advance available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Agent's principal office. If the required Revolving Credit Advance Request has not been received by the Agent prior to the expiration of any then relevant Interest Period with respect to any Advance, the Borrower shall be deemed to have elected to repay such Advance in whole on the last day of the current Interest Period with respect thereto and to reborrow the principal amount of such Advance on such date as a Floating Rate Borrowing. The Agent is hereby authorized to act in reliance upon a certificate of incumbency from the Borrower's Secretary or Assistant Secretary as to the identity of the foregoing officers and their due appointment and authorization to issue Revolving Credit Advance Requests and receive proceeds of Advances hereunder on behalf of the Borrower unless and until the Agent is in actual receipt of written notice by the Borrower of revocation of said appointment and authorization. Prior to 11:00 a.m. Houston, Texas, time on each borrowing date and subject to the provisions of Section 2.1, the Agent shall make available to the Borrower in immediately available funds the requested Advance by deposit to the Borrower's deposit account maintained with the Agent or such other reasonable disposition of such funds as the Borrower shall request of the Agent in writing. The Agent shall, and is hereby authorized by the Borrower to, endorse on the Schedule attached to the Note or on a continuation of such Schedule attached to and made a part of such Note an appropriate notation evidencing the date and amount of each Advance and payment and prepayment by the Borrower of the principal of and interest on the Advance evidenced by such Note, the Selected Rate of the Advance made and the Selected Rate of the Advance repaid, but the failure of the Agent to make any such endorsement or any incorrect endorsement shall not subject the Agent or any Bank to any liability hereunder and shall not limit, enlarge or otherwise affect the Obligations of the Borrower under the Note.

      SECTION.6. USE OF PROCEEDS. The proceeds of Advances shall be used for the Borrower's general working capital purposes.

      SECTION.7. CONVERSION AND CONTINUATION OPTIONS. The Borrower may elect from time to time to convert Eurodollar Borrowings to Floating Borrowings by giving the Agent at least two Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of Eurodollar Borrowings shall only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Floating Rate Borrowings to Eurodollar Borrowings by giving the Agent at least two (2) Business Days' prior irrevocable notice of such election. All or any part of outstanding Eurodollar Borrowings and Floating Rate Borrowings may be converted as provided herein, PROVIDED that
(i) no Advance may be converted into a Eurodollar Borrowing when any Default or Event of Default has occurred and is continuing, (ii) partial conversions shall be in an aggregate principal amount of (A) in the case of any conversion of Floating Rate Borrowings, $10,000 or a whole multiple of $10,000 in excess thereof and (B) in the case of any conversion of Eurodollar Borrowings, at least $10,000, (iii) any such conversion may only be made if, after giving effect thereto, SUBSECTION 2.8(C) shall not have been contravened and (iv) no Advance may be converted to a Eurodollar Borrowing after the date that is one (1) month prior to the Revolving Credit Termination Date.

      (a) Any Eurodollar Borrowing may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.5; PROVIDED that no Eurodollar Borrowing may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Floating Rate Borrowing on the last day of the Interest Period, in effect for such Advance, during which such Default or Event of Default occurs; and PROVIDED, FURTHER, that if the Borrower shall not have complied with such notice provisions, the Borrower shall be deemed irrevocably to have requested that such Eurodollar Borrowing be converted to a Floating Rate Borrowing on the last day of such Interest Period.

      (b) Any borrowings, conversions, payments and prepayments hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the unpaid principal amount of Eurodollar Borrowings shall not be less than $100,000.

                                   ARTICLE III

                                    PAYMENTS

      SECTION.1. METHOD OF PAYMENT. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement, the Notes, and the other Loan Documents shall be made to the Agent, for the benefit of the Banks, at its office at 1000 Louisiana, Houston, Texas 77002, without setoff, deduction, or counterclaim, in Dollars and in immediately available funds. The Borrower shall, at the time of making each such payment, specify to the Agent the sums payable by the Borrower under this Agreement, the Notes, or other Loan Document to which such payment is to be applied. In the event the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion. Each payment received by the Agent under this Agreement or any other Loan Document for the benefit of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Applicable Lending Office (and if not paid promptly shall be accompanied by interest thereon at a per annum rate equal to the Federal Funds Rate for the period commencing on the date due until paid). Whenever any payment under this Agreement, the Notes, or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

      SECTION.2. PREPAYMENT. The Borrower may prepay the Notes in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid, provided that each partial prepayment shall be in the principal amount of $25,000.00 or an integral multiple thereof.

      SECTION.3. PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) the Advances shall be by the Banks under Section 2.10, and the payment of the Credit Fee under Section 3.10 shall be made for the account of the Banks, pro rata according to the respective Commitments; (b) the making of Advances shall be made pro rata among the Banks according to the amounts of their respective Commitments; (c) each payment and prepayment of principal of or interest on Advances by the Company shall be made to the Agent for the benefit of the Banks holding Advances pro rata in accordance with the respective unpaid principal amounts of such Advances held by such Banks; and (d) Interest Periods for Advances shall be allocated among the Banks holding Advances pro rata according to the respective principal amounts held by such Banks.

      SECTION.4. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

      SECTION.5. COMPUTATION OF INTEREST. Interest on all Prime Rate Advances and the Credit Fees hereunder shall be calculated on the basis of a year of 365/366 days for the actual number of days elapsed. Interest on all Eurodollar Borrowings shall be calculated on the basis of a year of 360 days, for the actual number of days elapsed. The Agent shall, as promptly as is practicable, notify the Borrower of each determination of an Adjusted Eurodollar Rate, and of each change in the Prime Rate, in accordance with the Agent's customary practices. Any changes in the rate of interest on the Notes resulting from changes in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall occur. If at any time during the term of the Advance the rate of interest applicable to any Advance would otherwise exceed the Maximum Rate, the rate of interest on such Advance shall be limited to the Maximum Rate, but any subsequent reduction in such interest rate will not reduce the rate of interest below the Maximum Rate until the total amount of interest earned, measured by a dollar amount, equals the amount of interest which would have been earned, measured by a dollar amount, if the interest rate had not been held at the Maximum Rate. After maturity (stated or by acceleration) of the Notes, the Notes shall, at the option of the Agent, bear interest at the Default Rate until the Notes are paid in full.

      SECTION.6. RESERVE AND CAPITAL ADEQUACY PROVISIONS. The Borrower agrees to indemnify the Banks against, and pay to the Banks within ten Business Days of demand therefor, amounts equal to: (i) the cost of any increased present and future reserve, capital adequacy (which are directly related to the cost of funds) or special deposit requirements or any taxes (other than federal, state, or local income, franchise, gross profit or other taxes on the overall operations of the Banks), domestic or foreign, which the Banks are required to keep or pay by reason of its funding any portion of the Advance bearing interest at an Adjusted Eurodollar Rate or by reason of or under any outstanding Credits or unfunded commitments under the Revolving Credit Commitment; (ii) any costs or expenses incurred by the Banks as a result of the Borrower's failure to borrow a portion of the Advance to bear interest at an Adjusted Eurodollar Rate once requested and/or the Borrower's payment or conversion to another Selected Rate hereunder whether as a result of an acceleration of maturity or otherwise) of all or a portion of the Advance bearing interest at an Adjusted Eurodollar Rate prior to the end of the Interest Period and/or the Borrower's failure to make any payment hereunder when due, including, without limitation, any loss arising from the reemployment of funds at rates lower than the cost to the Banks of such funds. A certificate of any Bank, setting forth in reasonable detail the basis for the determination of such costs and expenses shall be conclusive, absent manifest error. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

      (a) In addition to the foregoing provisions, if after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten Business Days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. A certificate of any Bank claiming compensation under this Section 3.4 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, absent manifest error. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

      SECTION.7. LIMITATION ON EURODOLLAR BORROWINGS. If, at any time that an Adjusted Eurodollar Rate is to be determined or a Eurodollar Borrowing is to be made or continued by the Agent or the Banks, the Agent reasonably determines that:

            (a) with respect to any Advance to bear interest at the Adjusted Eurodollar Rate, eurodollar deposits in the appropriate amount and for the appropriate period are not being offered in the interbank eurodollar market, the Agent shall promptly give notice thereof to the Borrower (and such determination shall be conclusive on the Borrower), and thereafter no new Eurodollar Borrowings shall be permitted to be outstanding until such time as eurodollar deposits for the appropriate amount and for the appropriate periods are again offered in the interbank eurodollar market; or

            (b) the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Banks of making, maintaining, or funding a proposed Advance that the Borrower has requested be made or continued as or converted into an Advance bearing interest at the Adjusted Eurodollar Rate, then the Agent shall promptly give notice to the Borrower of such determination, and any such requested Advance shall bear interest at the Prime Rate; or

            (c) as a result of changes after the date of this Agreement in the laws of any country or state (domestic or foreign), or the adoption or making after such date of any interpretations, directives, or regulations (whether or not having the force of law) by any court, governmental authority, or reserve bank charged with the interpretation or administration thereof, it shall be or become unlawful or impossible for any Bank to make, maintain, or fund any Advance bearing an Adjusted Eurodollar Rate of interest, the Banks' obligation to make the affected Advance shall be automatically cancelled, and the affected Advance shall be automatically converted to an Advance bearing interest at the Prime Rate, and the Borrower shall pay the Banks any amounts necessary to compensate the Banks for any such conversion which occurs prior to the last day of the then current Interest Period for such Advance, in accordance with Section 3.4 hereof.

      SECTION.8. DETERMINATION OF INTEREST RATES. The Agent shall correctly calculate each interest rate applicable to the Advances hereunder. The Agent will, at the request of the Borrower, furnish such additional information concerning the calculation of the interest rate on any Eurodollar Borrowings as the Borrower may reasonably request. Additionally, the Agent may fund Advances hereunder bearing an Adjusted Eurodollar Rate of interest at any office of the Agent which the Agent, in its sole discretion, may elect and at which the Borrower maintains an account capable of receiving such funding.

      SECTION.9. DRAWS UNDER CREDITS. The Banks may make Advances under the Notes to fund draws under any Credits.

      SECTION.10. CREDIT FEES. The Borrower shall pay to the Agent, for the benefit of the Banks, a commission for the issuance of each Credit, computed for the period of time from issuance to the stated expiry date at the per annum rate of 0.75% (with a $300 minimum), such fee being non-refundable and payable in full on the date each Credit is opened (the "Credit Fee").

      SECTION.11. NO PREPAYMENT DURING AN INTEREST PERIOD. The Borrower shall not make any prepayments on any portion of any Eurodollar Borrowing on a day that is not the last day of the applicable Interest Period with respect to the same.

                                   ARTICLE IV

                                   GUARANTIES

      Section 1 GUARANTIES. By execution and delivery of the Guaranties, Guarantors shall unconditionally and irrevocably guarantee payment of the indebtedness evidenced by the Note and all other indebtedness created by, and amounts payable by the Borrower under, this Agreement, to the extent stated in such Guaranties.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

      Section.1. INITIAL ADVANCE. The obligation of the Banks to make the initial Advance is subject to the condition precedent that the Agent shall have received on or before the day of such Advance all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

            (a) RESOLUTIONS. Resolutions of the Board of Directors of the Borrower and the Guarantors certified by its respective Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by the Borrower and the Guarantors, as applicable, of this Agreement and the other Loan Documents to which the Borrower or the Guarantors is or is to be a party;

            (b) INCUMBENCY CERTIFICATE. A certificate of incumbency certified by the respective Secretary or an Assistant Secretary of the Borrower and Guarantors certifying the names of the officers of the Borrower and Guarantors, as applicable, authorized to sign this Agreement and each of the other Loan Documents to which the Borrower or Guarantors, as applicable, is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

            (c) GOOD STANDING CERTIFICATES. Evidence from the appropriate government officials of the state of Delaware as to the existence and good standing of the Borrower and the state of Nevada as to the existence and good standing of Guarantors;

            (d) NOTE. The Note executed by the Borrower;

            (e) GUARANTIES. The Guaranties executed by Guarantors;

            (f) INSURANCE POLICIES. Evidence acceptable to the Agent of the existence of the insurance coverage required pursuant to Section 7.5; and

            (g) UCC SEARCH. The results of a Uniform Commercial Code search showing all financing statements and other documents or instruments on file against the Borrower in the office of the Secretary of State of Texas, such search to be dated a current date.

      Section 2 ALL ADVANCES. The obligation of the Banks to make any Advance (including the initial Advance) is subject to the following additional conditions precedent:

            (a) ADVANCE REQUEST FORM. The Agent shall have received, at least one Business Day prior to the date of such Advance, an Advance Request Form, dated the date of such Advance, executed by an authorized officer of the Borrower, all of the statements in which shall be true and correct on and as of such date; and

            (b) ADDITIONAL DOCUMENTATION. The Agent shall have received such additional approvals, opinions, or documents as the Agent or its legal counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      To induce the Agent and each Bank to enter into this Agreement, the Borrower represents and warrants to the Agent and each Bank that:

      Section.1. CORPORATE EXISTENCE. The Borrower (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties. The Borrower has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

      Section.2. FINANCIAL STATEMENTS. The Borrower has delivered to the Agent unaudited consolidated financial statements of the Borrower as of September 30, 1996. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present the financial condition of the Borrower as of the date indicated therein and the results of operations for the period indicated therein. The Borrower has no material contingent liabilities, liabilities for taxes, material forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower since the effective date of the most recent financial statements referred to in this Section.

      Section.3. CORPORATE ACTION; NO BREACH. The execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or may become a party have been duly authorized by all requisite action on the part of the Borrower and do not and will not violate or conflict with the articles of incorporation or bylaws of the Borrower or any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority, or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which the Borrower or any of its properties is bound.

      Section.4. OPERATION OF BUSINESS. The Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and the Borrower is not in violation of any valid rights of others with respect to any of the forgoing.

      Section.5. LITIGATION AND JUDGMENTS. There is no action, suit, investigation, or proceeding before or by any court, governmental authority, or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower, that would, if adversely determined, have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or the ability of the Borrower to pay and perform the Obligations. There are no outstanding judgments against the Borrower.

      Section.6. RIGHTS IN PROPERTIES, LIENS. The Borrower has good and indefeasible title to or valid leasehold interests in its properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 6.2, and none of the properties, assets, or leasehold interests of the Borrower is subject to any Lien, except as permitted by Section 8.3.

      Section.7. ENFORCEABILITY. This Agreement constitutes, and the other Loan Documents to which the Borrower is a party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

      Section.8. APPROVALS. No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is or will be necessary for the execution, delivery, or performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or may become a party or the validity or enforceability thereof.

      Section.9. TAXES. The Borrower has filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales taxes, and have paid all of their respective liabilities for taxes, assessments, and governmental charges and other levies that are due and payable, and the Borrower knows of no pending investigation of the Borrower by any taxing authority or of any pending but unassessed tax liability of the Borrower.

      Section.10. USE OF PROCEEDS; MARGIN SECURITIES. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

      Section.11. ERISA. The Borrower has complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA, and there are no existing conditions that would give rise to liability thereunder. No Reportable Event has occurred in connection with any Plan that might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan.

      Section.12. DISCLOSURE. No statement, information, report, representation, or warranty made by the Borrower in this Agreement or in any other Loan Document or furnished to the Agent or any Bank in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower which has a material adverse effect, or which might in the future have a material adverse effect, on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower that has not been disclosed in writing to the Agent.

      Section.13. SUBSIDIARIES. The Borrower has no Subsidiaries other than Syntron Europe Limited, PolySeis Limited, Syntron Asia Pte. Ltd., and Tianjin Geophysical Cable Company.

      Section.14. AGREEMENTS. The Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower, or the ability of the Borrower to pay and perform its obligations under the Loan Documents to which it is a party. the Borrower is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

      Section.15. COMPLIANCE WITH LAWS. (i) The Borrower is not: (x) in default with respect to any order, writ, injunction or decree of any court to which it is a named party, or (y) in default under any law, rule, regulation, ordinance or order relating to its or their respective businesses, the sanctions and penalties resulting from which defaults described in clauses (x) and (y) would, individually or in the aggregate, have a material adverse effect on the business, properties, operations, assets or financial condition of the Borrower.

      (i) The Borrower is not a "national" of a "designated foreign country", a Person defined as a "designated foreign country", an entity defined as "Iran" or an "Iranian Entity," an entity defined as "Nicaragua" or a "Nicaraguan," an "Entity controlled by the South African Government," or an entity defined as the "Government of Libya" or a "Libyan Person" within the meaning of definitions in the Foreign Asset Control, Cuban Assets Control, Iranian Assets Control, Nicaraguan Control, South African Transaction or Libyan Sanctions Regulations of the Unites States Treasury Department.

      Section.16. INVESTMENT COMPANY ACT. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Section.17. PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section.18. ENVIRONMENTAL MATTERS.

            (a) The Borrower, and all of its properties, assets, and operations are in compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower with all Environmental Laws.

            (b) The Borrower has obtained all permits, licenses, and authorizations which are required under Environmental Laws.

            (c) There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency, or other governmental authority pending or, to the knowledge of the Borrower, threatened against the Borrower relating in any way to any Environmental Law. The Borrower (i) does not have any liability for remedial action under any Environmental Law, (ii) has not received any request for information by any governmental authority with respect to the condition, use, or operation of any of its properties or assets, or (iii) has not received any notice from any governmental authority or other Person with respect to any violation of or liability under any Environmental Law.

            (d) No Lien arising under any Environmental Law has attached to any of the properties or assets of the Borrower.

                                   ARTICLE VII

                               POSITIVE COVENANTS

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any commitment hereunder, the Borrower will perform and observe the following positive covenants, unless the Required Banks shall otherwise consent in writing:

      Section.1. REPORTING REQUIREMENTS. The Borrower will furnish to the Agent:

            (a) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower and 90 days after the end of the fourth quarter of each fiscal year of the Borrower, a copy of an unaudited consolidated financial report of the Borrower as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing balance sheets, statements of income, statements of retained earnings and cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the Treasurer or Assistant Treasurer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower at the date and for the periods indicated therein;

            (b) CERTIFICATE OF NO DEFAULT. Concurrently with the delivery of each of the financial statements referred to in subsections 7.01(a), a certificate of the Treasurer or Assistant Treasurer of the Borrower (i) stating that to the best of such officer's knowledge, (a) no Default or Event of Default has occurred and is continuing, or if Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto and (b) no material adverse change has occurred in the condition of the Borrower either financial or otherwise, and (ii) showing in reasonable detail the calculations demonstrating compliance with Article IX;

            (c) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower in which the damages sought exceed $250,000;

            (d) NOTICE OF DEFAULT. As soon as possible and in any event within five days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default or the action which the Borrower has taken and proposes to take with respect thereto; and

            (e) GENERAL INFORMATION. Promptly, such other information concerning the Borrower as the Agent may from time to time reasonably request.

      Section.2. MAINTENANCE OF EXISTENCE. The Borrower will preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business as presently conducted in an orderly and efficient manner in accordance with good business practices except as permitted pursuant to Sections 8.5 and 8.6.

      Section.3. MAINTENANCE OF PROPERTIES. The Borrower will maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition ordinary wear and tear excepted.

      Section.4. TAXES AND CLAIMS. The Borrower will pay or discharge at or before maturity or before becoming delinquent (i) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that the Borrower shall not be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

      Section.5. INSURANCE. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurance companies workmen's compensation insurance, liability insurance, and insurance on its property, assets, and business at least in such amounts and against such risks as are usually insured against by Persons engaged in similar businesses and in no less than the amounts in existence on the date of this Agreement.

      Section.6. INSPECTION RIGHTS. At any reasonable time and from time to time, the Borrower will permit representatives of the Agent to examine and make copies of the books and records of, and visit and inspect the properties of the Borrower, and to discuss the business, operations, and financial condition of the Borrower with its officers and employees.

      Section.7. KEEPING BOOKS AND RECORDS. The Borrower will maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

      Section.8. COMPLIANCE WITH LAWS. The Borrower will comply with all laws, rules and regulations relating to its business, other than the laws, rules and regulations the failure to comply with which and the sanctions and penalties resulting therefrom, when taken together with the failure to comply with all other laws, rules and regulations and the sanctions and penalties resulting therefrom, would not have an adverse effect on the operations, business, property, assets or financial condition of the Borrower, or would not result in the creation of a Lien which, if incurred in the ordinary course of business, would not be permitted by Section 8.3 on any of the property of the Borrower; provided, however, that the Borrower shall not be required to comply with laws, rules and regulations the validity or applicability of which are being contested in good faith and by appropriate proceedings.

      Section.9. COMPLIANCE WITH AGREEMENTS. The Borrower will comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business, if the failure to comply with such agreements, contracts and instruments could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of the Borrower.

      Section.10. FURTHER ASSURANCES. The Borrower will execute and deliver such further instruments as may be requested by the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents.

      Section.11. ERISA. The Borrower will comply with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

      Section.12. CHANGE IN BUSINESS. The Borrower shall continue to carry on substantially in the same types of business carried on by the Borrower as of the date hereof and activities which are ancillary, incidental or necessary to the ongoing business of the Borrower.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any commitment hereunder, the Borrower will perform and observe the following negative covenants, unless the Required Banks shall otherwise consent in writing:

      Section.1. LEASE RENTALS. The Borrower will not, at any time, permit Aggregate Long-Term Lease Rentals to exceed 15% of Tangible Net Worth; provided, however, that Aggregate Long-Term Lease Rentals may exceed 15% of Tangible Net Worth to the extent that such Aggregate Long-Term Lease Rentals in excess of 15% constitute Capitalized Lease Obligations, which, if included as Funded Debt, could be incurred under Section 8.2.

      Section.2. DEBT. The Borrower will not, and will not permit its Subsidiaries to, create, assume, incur, guarantee or otherwise become liable, directly or indirectly, in respect of any Debt other than:

            (a) The Note;

            (b) Funded Debt of the Borrower and its Subsidiaries existing on the date hereof and reflected in the financial statements referred to in
      Section 6.2;

            (c) Other Funded Debt of the Borrower, if after giving effect thereto and to the application of the proceeds thereof, Funded Debt of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP then to be outstanding would not exceed 55% of Total Capitalization;

            (d) Debt to the Guarantors; and

            (e) Acceptable Permanent Financing.

      Section.3. LIENS. The Borrower will not, and will not permit its Subsidiaries to, create, assume, incur or permit to exist, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

            (a) Liens existing on property of the Borrower and its Subsidiaries and Capitalized Leases of the Borrower and its Subsidiaries as of the date hereof;

            (b) Liens, pledges or deposits in connection with workman's compensation, social security, taxes, assessments or other similar charges or deposits required to be made in the ordinary course of business and not in connection with borrowing money;

            (c) Construction or materialmen's or warehousemen's Liens securing obligations not overdue, or if overdue, being contested in good faith by appropriate proceedings;

            (d) Pledges or deposits for the purpose of securing a stay or discharge of the course of any legal proceedings, providing the aggregate amount of said deposits does not exceed $150,000;

            (e) Encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real property, landlord's and lessor's liens in the ordinary course of business, which do not materially detract from the value of such property or impair the use thereof;

            (f) Liens incurred in connection with progress payments made by the United States of America with respect to government contracts entered into with the United States of America or a contractor performing a government contract or with respect to inventory purchased in connection with such government contracts;

            (g) Liens on property acquired by the Borrower or its Subsidiaries after the date hereof, created in respect of such property within 180 days after the date of acquisition thereof and not extending to other property of the Borrower or its Subsidiaries and Capitalized Lease Obligations incurred subsequent to the date hereof; provided that, the Debt secured by such Lien or Capitalized Lease Obligations does not exceed 100% of the purchase price of such Property; and

            (h) Acceptable Encumbrances.

      Section.4. MERGER AND CONSOLIDATION. The Borrower will not merge or consolidate with any Person, except that:

            (a) The Borrower may consolidate with or merge into any Person or sell or otherwise transfer substantially all of its assets, or permit any other Person to merge into it, provided that immediately after giving effect thereto,

                  (i) The Borrower or another subsidiary of the Guarantor shall be the successor corporation, which corporation shall be a corporation organized under the laws of a state of the United States having substantially all of its assets in the United States and conducting substantially all of its business in the United States; and

                  (ii) The Borrower shall be in compliance with all provisions of this Agreement, or if the Borrower is not the successor corporation, the obligations of the Borrower with respect to the Note shall be assumed in writing by such other subsidiary of Guarantor, and such other subsidiary of Guarantor shall be in compliance with all provisions of this Agreement.

      Section.5. SALE OF ASSETS. The Borrower will not, and will not permit its Subsidiaries to, sell, lease, transfer or otherwise dispose of any assets, in one or a series of transactions, other than in the ordinary course of business, to any Person if in any twelve month period of the Borrower, after giving effect to such sale, lease, transfer or other disposition, the aggregate of the greater of book or fair market value of all such assets sold, leased, transferred or otherwise disposed of in such twelve month period would exceed 20% of Tangible Net Worth.

      Section.6. DEALINGS WITH AFFILIATES. The Borrower will not enter into any transaction (including the furnishing of goods or services) with an Affiliate except in the ordinary course of business as presently conducted (which includes the payment of management fees and the provision of funds for payment of taxes) and on terms and conditions no less favorable to the Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

      Section.7. LOANS AND INVESTMENTS. The Borrower will not make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any bonds, notes, debentures, or other securities of any Person, except Restricted Investments and investments permitted under Section 8.4; provided, however, that notwithstanding any provision of this Section 8.7 to the contrary, the Borrower may make advances and loans to the Guarantor and to its Subsidiaries.

      Section.8. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not (i) conduct any activity which is likely to cause a release or threatened release of any Hazardous Substance, or (i) conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any commitment hereunder, the Borrower will observe and perform the following financial covenants, unless the Required Banks shall otherwise consent in writing:

      Section.1. TANGIBLE NET WORTH. The Borrower will at all times maintain Tangible Net Worth in an amount not less than $14,000,000.

      Section.2. WORKING CAPITAL. The Borrower will at all times maintain Working Capital in an amount not less than $4,000,000.

      Section.3. RELATIONSHIP OF FUNDED DEBT TO TOTAL CAPITALIZATION. The Borrower will not at any time permit Funded Debt (excluding any intercompany or Affiliate Debt) of the Borrower and its Subsidiaries to exceed 55% of its consolidated Total Capitalizations..

      Section.4. DEBT SERVICE RATIO. The Borrower will at all times maintain a Debt Service Ratio of not less than 2.0 to 1.0.

      Section.5. CAPITAL EXPENDITURES. The Borrower will not permit the aggregate Capital Expenditures to exceed $6,000,000.00 during any fiscal year.

                                   ARTICLE X

                                     DEFAULT

      Section.1. EVENTS OF DEFAULT. Each of the following shall be deemed an "Event of Default":

            (a) The Borrower shall fail to pay when due the Obligations or any part thereof and such failure shall have continued for three days.

            (b) Any representation or warranty made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

            (c) The Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document and such failure shall have continued for 30 days after management of the Borrower knows or should have known of such failure.

            (d) The Borrower or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

            (e) An involuntary proceeding shall be commenced against the Borrower or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of 30 days.

            (f) The Borrower or any Obligated Party shall fail to discharge within a period of 60 days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $500,000 against any of its assets or properties.

            (g) The Borrower or any Obligated Party shall fail to satisfy and discharge within a period of 60 days any judgment or judgments against it for the payment of money in an aggregate amount in excess of $500,000.

            (h) The Borrower or any Obligated Party shall default (i) in the payment of the principal of or interest on any other Debt in excess of $250,000, individually or in the aggregate, as and when the same shall become due and payable, of the Borrower or any Obligated Party, as applicable, for borrowed money, (ii) under any mortgage, agreement or other instrument under or pursuant to which such Debt in excess of $250,000, individually or in the aggregate, for borrowed money is issued, or (iii) under any Capitalized Lease of the Borrower or any Obligated Party, as applicable, or any operating lease, with aggregate payments or rentals in excess of $250,000, individually or in the aggregate, regardless of whether such default would be an Event of Default hereunder, and such default under (i), (ii) or (iii) above shall result in the acceleration of such Debt.

            (i) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Obligated Party or any of their respective shareholders, or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents.

            (j) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan;
      (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under
      Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of the Agent subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $100,000.

      Section.2. REMEDIES UPON DEFAULT. If any Event of Default shall occur, any Bank may without notice terminate its commitment to lend hereunder and declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default under Section 10.1(d) or Section 10.1(e), the commitment of the Banks to lend hereunder shall automatically terminate, and the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower. If any Event of Default shall occur, each Bank may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise.

      Section.3. PERFORMANCE BY THE AGENT. If the Borrower shall fail to perform any covenant, duty, or agreement contained in any of the Loan Documents, the Agent may perform or attempt to perform such covenant, duty, or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

                                   ARTICLE XI

                                    THE AGENT

      Section.1. APPOINTMENT, POWERS AND IMMUNITIES. In order to expedite the various transactions contemplated by this agreement, the Banks hereby irrevocably appoint and authorize Wells Fargo Bank (Texas), National Association, to act as their Agent hereunder and under each of the other Loan Documents. Wells Fargo Bank (Texas), National Association consents to such appointment and agrees to perform the duties of the Agent as specified herein. The Banks authorize and direct the Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Agent for the Banks, together with such rights and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized to act as the Agent on behalf of itself and the other Banks:

            (a) To receive on behalf of each of the Banks any payment of principal, interest, fees or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Bank its pro rata share of all payments so received as provided in this Agreement;

            (b) To receive all documents and items to be furnished under the Loan Documents;

            (c) To act as nominee for and on behalf of the Banks in and under the Loan Documents;

            (d) To arrange for the means whereby the funds of the Banks are to be made available to the Borrower;

            (e) To distribute to the Banks information, requests, notices, payments, prepayments, documents and other items received from the Borrower, the other Obligated Parties, and other Persons;

            (f) To execute and deliver to the Borrower, the other Obligated Parties, and other Persons, all requests, demands, approvals, notices, and consents received from the Banks;

            (g) To the extent permitted by the Loan Documents, to exercise on behalf of each Bank all rights and remedies of the Banks upon the occurrence of any Event of Default; and

            (h) To take such other actions as may be requested by Required
      Banks.

      Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Bank;
(iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks; (iv) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; PROVIDED, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

      Section.2. RIGHTS OF THE AGENT AS A BANK. With respect to its Commitment, the Advances made by it and the Notes issued to it, Wells Fargo Bank (Texas), National Association in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with the Borrower, any of its Subsidiaries, any other Obligated Party, and any other Person who may do business with or own securities of the Borrower, any Subsidiary, or any other Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Banks.

      Section.3. SHARING OF PAYMENTS, ETC. If any Bank shall obtain any payment of any principal of or interest on any Advance made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by the Borrower or any other Obligated Party to such Bank, whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share, such Bank shall promptly purchase from the other Banks participations in the Advances held by them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of the other Banks in accordance with its pro rata portion thereof. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Advances made by the other Banks may exercise all rights of setoff, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Advances to the Borrower in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

      Section.4. INDEMNIFICATION. The Banks hereby agree to indemnify the Agent from and hold the Agent harmless against (to the extent not reimbursed under Sections 12.1 and 12.2, but without limiting the obligations of the Borrower under Sections 12.1 and 12.2), ratably in accordance with their respective Commitments, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including attorneys' fees), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of any of the Loan Documents or any action taken or omitted to be taken by the Agent under or in respect of any of the Loan Documents; PROVIDED, further, that no Bank shall be liable for any portion of the foregoing to the extent caused by the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, it is the express intention of the Banks that the Agent shall be indemnified hereunder from and held harmless against all of such liabilities, obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including attorneys' fees), and disbursements of any kind or nature directly or indirectly arising out of or resulting from the sole or contributory negligence of the Agent. Without limiting any other provision of this Section, each Bank agrees to reimburse the Agent promptly upon demand for its pro rata share (calculated on the basis of the Commitments) of any and all out-of-pocket expenses (including attorneys' fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

      Section.5. INDEPENDENT CREDIT DECISIONS. Each Bank agrees that it has independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of this Agreement or any other Loan Document or to inspect the properties or books of the Borrower or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other financial information concerning the affairs, financial condition or business of the Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

      Section.6. SEVERAL COMMITMENTS. The Commitments and other obligations of the Banks under this Agreement are several. The default by any Bank in making an Advance in accordance with its Commitment shall not relieve the other Banks of their obligations under this Agreement. In the event of any default by any Bank in making any Advance, each nondefaulting Bank shall be obligated to make its Advance but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. In no event shall any Bank be required to advance an amount or amounts which shall in the aggregate exceed such Bank's Commitment. No Bank shall be responsible for any act or omission of any other Bank.

      Section.7. SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks will have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as the Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

                                   ARTICLE XII

                                  MISCELLANEOUS

      Section.1. EXPENSES OF THE AGENT AND THE BANKS. The Borrower hereby agrees to pay the Agent and each Bank on demand: (i) all reasonable costs and expenses incurred by the Agent or such Bank in connection with the preparation, negotiation, and execution of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of the Agent or such Bank's legal counsel, (ii) all reasonable costs and expenses incurred by the Agent or such Bank in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of the Agent's or such Bank's legal counsel, and (iii) all other reasonable costs and expenses incurred by the Agent or such Bank in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, taxes, assessments, filing fees, and other charges levied by any governmental authority or otherwise payable in respect of this Agreement or any other Loan Document.

      Section.2. INDEMNIFICATION. The Borrower hereby indemnifies the Agent, each Bank and each Affiliate thereof and their respective officers, directors, employees, attorneys, and agents from, and holds each of them harmless against, any and all losses, liabilities, claims, damages, penalties, judgments, costs, and expenses (including attorneys' fees) to which any of them may become subject which directly or indirectly arise from or relate to (i) the negotiation, execution, delivery, performance, administration, or enforcement of any of the Loan Documents, (ii) any of the transactions contemplated by the Loan Documents,
(iii) any breach by the Borrower of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents, (iv) the presence, release, threatened release, disposal, removal, or cleanup of any Hazardous Substance located on, about, within, or affecting any of the properties or assets of the Borrower or any Subsidiary, or (v) any investigation, litigation, or other proceeding, including, without limitation, any threatened investigation, litigation, or other proceeding relating to any of the foregoing. Without limiting any provision of this Agreement or of any other Loan Document, it is the express intention of the parties hereto that each Person to be indemnified under this Section shall be indemnified from and held harmless against any and all losses, liabilities, claims, damages, penalties, judgments, costs, and expenses (including attorneys' fees) arising out of or resulting from the sole or contributory negligence of the Person to be indemnified.

      Section.3. LIMITATION OF LIABILITY. None of the Agent, any Bank or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent or any Bank or any of their respective Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

      Section.4. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law. In addition to any rights of setoff provided by law, the Agent and each Bank shall have the right to setoff and apply against the Obligations in such manner as the Agent or such Bank may determine, at any time and without notice to the Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Agent or such Bank to the Borrower.

      Section.5. SUCCESSORS AND ASSIGNS.

            (a) This Agreement is binding upon and shall inure to the benefit of the Agent, each Bank and the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement except as provided in Section 8.5, without the prior written consent of the Required Banks. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Advances owing to it); PROVIDED, however, that
      (i) such Bank's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Bank shall remain the holder of its Note for all purposes of this Agreement, (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Bank's Commitment, (B) any reduction of the principal amount of, or interest to be paid on, the Advances of such Bank, (C) any reduction of any commitment fee or other amount payable to such Bank under any Loan Document, or (D) any postponement of any date for the payment of any amount payable in respect of the Advances of such Bank.

            (b) The Borrower and each of the Banks agree that any Bank (the "Assigning Bank") may at any time assign to one or more assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Advance(s)) (each an "Assignee"); PROVIDED, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement and the other Loan Documents, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitment of the assigning Bank being assigned pursuant to each assignment (determined as of the date of the Assignment Acceptance with respect to such assignment) shall in no event be less than $1,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto).

            (c) By executing and delivering an Assignment and Acceptance, the Bank that is an assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, and enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Obligated Party or the performance or observance by the Borrower or any Obligated Party of its obligations under the Loan Documents; (iii) such assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent or such assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

            (d) The Agent shall maintain at its principal office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "E" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit "E" hereto.

            (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Bank by or on behalf of the Borrower or its Subsidiaries.

      Section.6. SURVIVAL. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Agent or any Bank or any closing shall affect the representations and warranties or the right of the Agent or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the

Borrower under Sections 3.5, 12.1, and 12.2 shall survive repayment of the Note and termination of the Revolving Credit Commitment.

      Section.7. ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement and the other Loan Documents to which the Borrower is a party may be amended or waived only by an instrument in writing, agreed and consented to by the Required Banks and the Borrower; PROVIDED, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Banks and the Borrower, do any of the following: (a) increase Commitments of the Banks or subject the Banks to any additional obligations; (b) change the Maturity Date or reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (d) waive any of the conditions specified in Article V; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Banks which shall be required for the Banks or any of them to take any action under this Agreement; (f) change any provision contained in this Section 12.7; or (g) release any collateral except as permitted in the Loan Documents. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made with respect to Article XI hereof without the prior written consent of the Agent.

      Section.8. MAXIMUM INTEREST RATE. No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by its Note; and, if the principal of such Note has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Bank shall, to the extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by such Note so that interest for the entire term does not exceed the Maximum Rate.

      Section.9. NOTICES. All notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower is a party shall be given or made by telex, telegraph, telecopy, cable, or in writing and telexed, telecopied, telegraphed, cabled, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section . Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; PROVIDED, however, notices to the Agent pursuant to
Article II shall not be effective until received by the Agent.

      Section.10. APPLICABLE LAW; VENUE; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN HARRIS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN HARRIS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST THE BORROWER UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS. THE BORROWER HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND
(II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. THE BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.7.

      Section.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section.12. SEVERABILITY. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

      Section.13. HEADINGS. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

      Section.14. NON-APPLICATION OF CHAPTER 15 OF TEXAS CREDIT CODE. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

      Section.15. SPECIAL COVENANT. In the event that an action or inaction of the Agent may be directed by the Required Banks and such required percentage is not obtained due to disagreement by the Banks, the Bank or the Banks objecting to the action taken or not taken, as the case may be, by the Agent due to the absence of direction of the Required Banks may, but shall not be required to, purchase the other Bank's or the Banks' rights and obligations under this Agreement and the other Loan Documents (including, without limitation, their Advance(s)) at par value. In such event, the selling Bank or the Banks shall be obligated to sell its Advance(s) to the other Bank or the Banks and comply with the provisions of Section 12.5 hereof upon the full payment by the other Bank or the Banks at par value.

      Section.16. ARBITRATION.

      (a) ARBITRATION. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Note Purchase Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Note Purchase Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Note Purchase Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

      (b) GOVERNING RULES. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Note Purchase Documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

      (c) NO WAIVER; PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or

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
sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

      (d) ARBITRATOR QUALIFICATIONS AND POWERS AWARDS. Arbitrators must be active members of the Texas State Bar with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Texas, (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

      (e) JUDICIAL REVIEW. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

      (f) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceedings within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulations, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provisions most directly related to the Note Purchase Documents or the subject matter of the Dispute shall control.

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
This arbitration provision shall survive termination, amendment or expiration of any of the Note Purchase Documents or any relationship between the parties.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    BORROWER:

                                    SYNTRON, INC.


                                    By:/s/RICHARD F. MILES
                                          Richard F. Miles
                                          Chairman

                                    Address:
                                    17200 Park Row
                                    Houston, Texas  77084-4925

                                    Fax No.:          (281) 579-8656
                                    Telephone No.:    (281) 579-7700

                                    Attention:        Chairman


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
                                    AGENT:

                                    WELLS FARGO BANK (TEXAS),
                                    NATIONAL ASSOCIATION


                                    By:/s/DAVID ANDERSON
                                          David Anderson
                                          Vice President

                                    Address:
                                    1000 Louisiana, 3rd Floor
                                    Houston, Texas  77002

                                    Fax No.:          713/250-7029
                                    Telephone No.:    713/250-2339

                                    Attention:        David Anderson


                                    LENDER:

                                    WELLS FARGO BANK (TEXAS),
                                    NATIONAL ASSOCIATION


COMMITMENT:  $12,000,000
                                    By:/s/DAVID ANDERSON
                                          David Anderson
                                          Vice President
                                          Address:
                                          1000 Louisiana
                                          Houston, Texas  77002
                                          Attention:  David Anderson

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